                                                                    EXHIBIT 32.2

                             LIBERTY PROPERTY TRUST

                           CERTIFICATIONS REQUIRED BY
            RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

         In connection with the Annual Report of Liberty Property Trust (the "Company") on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, GEORGE
J. ALBURGER, JR., Executive Vice President and Chief Financial Officer of the Company, certify in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GEORGE J. ALBURGER, JR.
---------------------------
George J. Alburger, Jr.
Executive Vice President and Chief Financial Officer

Date:  March 11, 2005